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                                                                      Exhibit 99

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                         Re: Vertex Pharmaceuticals Incorporated
                         Registration on Form S-8

We are aware that our report dated April 21, 1999 on our review of interim financial information of Vertex Pharmaceuticals Incorporated for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-8 (File Nos. 33-48030, 33-48348, 33-65742, 33-93224, 33-12325, 333-27011 and 333-56179). Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                              /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
May 14, 1999